UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2009

BPW ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33979	26-1259837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Washington Boulevard Stamford, Connecticut		06901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 653-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 8, 2009, BPW Acquisition Corp., a Delaware corporation (“BPW”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among BPW, The Talbots Inc., a Delaware corporation (“Talbots”) and Talbots Acquisition Inc., a Delaware corporation and direct subsidiary of Talbots (“Merger Sub”), pursuant to which Merger Sub will be merged with and into BPW, with BPW surviving the merger as a wholly-owned subsidiary of Talbots (the “Merger”). The Merger Agreement and the Merger have been unanimously approved by the Board of Directors of both BPW and Talbots.

Under the terms of the Merger Agreement, BPW common stock will be exchanged for between 0.9000 and 1.3235 Talbots shares per BPW share, based on the trading prices of Talbots common stock prior to the BPW stockholders meeting held for the purpose of obtaining the stockholder approvals required in connection with the transactions contemplated by the Merger Agreement.

The transaction also contemplates that, following receipt of BPW stockholder approval, Talbots will undertake an warrant exchange offer for existing BPW warrants held by public warrantholders. The exchange offer will provide that 50% of the BPW warrants held by public warrantholders will be exchanged for between ..09000 - .13235 Talbots shares per BPW warrant, based on the trading prices of Talbots common stock prior to the BPW stockholders meeting, and that the balance of BPW warrants held by public warrantholders would be exchanged for new Talbots warrants with new terms. The Sponsors and certain directors of BPW have agreed to exchange all of their warrants for Talbots common stock at the same floating exchange ratio of between .09000 - .13235 Talbots shares per BPW warrant.

The transaction is subject to customary closing conditions and regulatory approvals, including receipt of necessary financing by Talbots, BPW stockholder approval and the completion of the warrant exchange offer on the terms described in the Merger Agreement. Aeon, as majority stockholder of Talbots, has approved the issuance of Talbots stock in the transaction and no further vote of Talbots stockholders will be required to complete the transaction.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, BPW or Talbots, as applicable, will be required to pay a termination fee of $10,000,000 and expenses incurred by the other party up to $3,000,000 in the aggregate.

Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by the parties to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between BPW and Talbots, rather than to establish matters as facts. Furthermore, each of the representations and warranties terminates at closing of the Merger.

The Merger Agreement attached as Exhibit 2.1 hereto is incorporated herein by reference. The foregoing description of the Merger Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

Aeon Agreement

In connection with the Merger Agreement, on December 8, 2009, BPW entered into a Repurchase, Repayment and Support Agreement (the “Aeon Agreement”) by and among BPW, Talbots, Aeon (U.S.A.), Inc. (“A USA”) and Aeon Co., Ltd. (together with A USA, the “Stockholder”), whereby the Stockholder has, among other things, (a) executed a written consent with respect to all of the Talbots shares that it owns in favor of the issuance of Talbots common stock to BPW stockholders in the Merger and (b) agreed to sell to Talbots, immediately following the completion of the Merger, all of the outstanding shares of Talbots common stock held by it for an aggregate of one million warrants to purchase shares of Talbots common stock. Under the terms of the Aeon Agreement, immediately prior to the purchase of Stockholders’ shares of Talbots common stock, Talbots will repay in full all outstanding indebtedness under its financing agreements with Stockholder and with third parties.

The Aeon Agreement attached as Exhibit 99.1 hereto is incorporated herein by reference. The foregoing description of the Aeon Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

Sponsors’ Agreement

In connection with the Merger Agreement, on December 8, 2009, BPW entered into a Sponsors’ Agreement (the “Sponsors’ Agreement”), by and among BPW, Talbots, BNYH BPW Holdings LLC (“BNYH”) and Perella Weinberg Partners Acquisition LP (“PWPA” and together with BNYH, the “Sponsors”), whereby, among other things, (a) contemporaneously with the closing of the Merger, the Sponsors will surrender approximately 30% of their shares of BPW common stock for no consideration, (b) in connection with a vote to approve the Merger Agreement, the Merger and any proposal to approve an amendment to BPW’s Amended and Restated Certificate of Incorporation (the “BPW Charter”) to extend BPW’s corporate existence, the Sponsors will vote (i) all of their Founders’ Shares (as defined in the Sponsors’ Agreement) in accordance with the majority of the votes cast by the holders of BPW common stock issued in BPW’s initial public offering and (ii) all of the Sponsors’ other shares of BPW common stock in favor of such proposals, (c) in connection with the proposal to approve the amendment and restatement, effective upon the completion of the Merger, of the BPW Charter to provide, among other things, for the perpetual existence of BPW, the Sponsors will vote all of their shares of BPW common stock in favor of such proposal, (d) the Sponsors will exchange their remaining BPW warrants in the warrant exchange offer for shares of Talbots common stock and (e) subject to certain exceptions, all shares of Talbots common stock held by the Sponsors will be subject to transfer restrictions for 180 days after the closing of the Merger. The parties to the

Sponsors’ Agreement also agree that, pursuant to engagement letters between Perella Weinberg Partners LP, an affiliate of PWPA (“Perella”), and Talbots, Perella shall be entitled to receive a fee from Talbots relating to financial advisory services provided to Talbots in connection with the Merger and with financing the Merger.

The Sponsors’ Agreement attached as Exhibit 99.2 hereto is incorporated herein by reference. The foregoing description of the Sponsors’ Agreement and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to such document.

Participants In The Solicitation

BPW and its directors and officers may be deemed participants in the solicitation of proxies to BPW’s stockholders with respect to the Merger. A list of the names of those directors and officers and a description of their interests in BPW is contained in BPW’s annual report on Form 10-K for the fiscal year ended December 31, 2008, which was filed with the SEC, and will also be contained in the information statement/proxy statement/prospectus regarding the Merger when it becomes available. BPW’s stockholders may obtain additional information about the interests of the directors and officers of BPW in the Merger by reading the information statement/proxy statement/prospectus and other materials to be filed with the SEC regarding the Merger when such information becomes available.

Important Additional Information Regarding the Merger will be Filed with the SEC

In connection with the Merger, BPW and Talbots will file an information statement/proxy statement/prospectus and other relevant documents concerning the Merger with the SEC. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the information statement/proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.

About BPW Acquisition Corp.

BPW Acquisition Corp. is a special purpose acquisition company formed in 2007 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses.

Information Concerning Forward-Looking Statements

This Current Report on Form 8-K may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that BPW expects or anticipates will or may occur in the future, including such things as business strategy and measures to implement strategy, competitive strength, goals, BPW’s business and operations, plans, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by BPW in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with BPW’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by BPW; competitive actions by other companies; changes in laws or regulations; and other factors, many of which are beyond the control of BPW. Information concerning these and other factors can be found in BPW’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by BPW will be realized, or even if realized, that they will have the expected consequences to or effects on BPW, its business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d)	The following exhibits are filed with this Form 8-K:

Exhibit Number	Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 8, 2009, among The Talbots Inc., Talbots Acquisition Inc. and BPW Acquisition Corp.

99.1*	Repurchase, Repayment and Support Agreement, dated as of December 8, 2009, among The Talbots Inc., BPW Acquisition Corp, Aeon (U.S.A.), Inc. and Aeon Co., Ltd.

99.2*	Sponsors’ Agreement, dated as of December 8, 2009, by and among Perella Weinberg Partners Acquisition LP, BNYH BPW Holdings LLC, The Talbots, Inc., and BPW Acquisition Corp.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2009	BPW ACQUISITION CORP.

	By:	/S/ GARY S. BARANCIK
Gary S. Barancik
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1*	Agreement and Plan of Merger, dated as of December 8, 2009, among The Talbots Inc., Talbots Acquisition Inc. and BPW Acquisition Corp.

99.1*	Repurchase, Repayment and Support Agreement, dated as of December 8, 2009, among The Talbots Inc., BPW Acquisition Corp, Aeon (U.S.A.), Inc. and Aeon Co., Ltd.

99.2*	Sponsors’ Agreement, dated as of December 8, 2009, by and among Perella Weinberg Partners Acquisition LP, BNYH BPW Holdings LLC, The Talbots, Inc., and BPW Acquisition Corp.

*	Filed herewith